SECURITIES AND EXCHANGE COMMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 21, 2003


                          SCB COMPUTER TECHNOLOGY, INC.
             (Exact name of registrant as specified in its Charter)




        TENNESSEE                 00 0-27694                62-1201561
        (State or other
        jurisdiction          (Commission File            (IRS Employer
        of incorporation)          Number)             Identification Number)



        3800 FOREST HILL-IRENE ROAD, SUITE 100, MEMPHIS, TENNESSEE 38125
               (Address of principal executive offices) (Zip Code)


                                 (901) 754-6577
                         (Registrant's telephone number,
                              including area code)


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 5.           Other Events and Regulation FD Disclosure.

               Attached is a copy of the Credit Agreement, dated August 29, 2003, among SCB Computer Technology, Inc., National Systems & Research Co., Remtech Services, Inc., and Bank of America, N.A., acting as the lead bank, with First Tennessee National Bank, N.A. and Trustmark National Bank participating in the $30 million credit facility.

ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                        Financial Statements. Not applicable.

(b)                        Pro Forma Financial Information. Not applicable.

(c)                        Exhibits.

                  Exhibit No.               Title

10.1 Credit Agreement dated as of August 29, 2003, among SCB Computer Technology, Inc., National Systems & Research Co., Remtech Services, Inc., and Bank of America, N.A., Administrative Agent, and The Other Lenders Party Hereto (exhibits and schedules to this Agreement are omitted, but will be provided to the Commission upon request).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 21, 2003

         SCB COMPUTER TECHNOLOGY, INC.,

         By:      /s/ Michael J. Boling
            --------------------------------------------------
                  Michael J. Boling,
                  Executive Vice President and
                  Chief Financial Officer

                                  EXHIBIT INDEX

                  Exhibit No.               Title


10.1 Credit Agreement dated as of August 29, 2003, among SCB Computer Technology, Inc., National Systems & Research Co., Remtech Services, inc., and Bank of America, N.A. Administrative Agent, and The Other Lenders Party Hereto (exhibits and schedules to this Agreement are omitted, but will be provided to the Commission upon request).